Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-133053 and 333-130178) of NextPhase Wireless, Inc. of our report dated July 13, 2007, relating to the March 31, 2007 consolidated financial statements, which appears in this From 10-KSB.

                                 /s/ KMJ Corbin & Company LLP
                                      KMJ Corbin & Company LLP

Irvine, California
July 13, 2007